Notice of Annual Meeting of Shareholders
																																							 of
																																WEIS MARKETS, INC.
																																		April 4, 1994






TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 1994 Annual Meeting of the Shareholders of Weis Markets, Inc. (the "Corporation"), will be held on Monday, April 4, 1994 at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801, for the following purposes:

     1.To elect six directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of shareholders or until their respective successors have qualified.
     2.To approve the appointment of auditors for the current fiscal year. 3.To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 21, 1994, as the record date for the meeting. Only holders of shares of stock of record at that time will be entitled to vote at the meeting or any adjournments or postponements thereof.

To assure your representation at the meeting, please sign and mail promptly the enclosed proxy which is being solicited on behalf of the Corporation. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

                        By order of the Board of Directors


                        NORMAN S. RICH
                        Secretary of the Corporation

March 18, 1994
Sunbury, Pennsylvania

																														WEIS MARKETS, INC.
 																														PROXY STATEMENT

									ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 4, 1994
  This Proxy Statement is submitted with the Notice of the Annual Meeting of
Shareholders of Weis Markets, Inc. (the "Corporation"), to be held Monday,
April 4, 1994, at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801,
and the form of proxy enclosed with such notice.

																											SOLICITATION OF PROXIES
  The proxy form which accompanies this statement is being solicited on behalf of the Corporation.  Subject to the conditions hereinafter set forth, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made.  Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified.  Proxy material will be first sent to shareholders on or about March 18, 1994.

  A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the annual meeting by indicating the revocation in writing. This revocation should be directed to the Judge of Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801. The proxy may also be revoked by voting in person at the annual meeting or by voting a later dated proxy.

  The Corporation will provide, without charge, on written request from security holders, copies of Form 10-K annual report.

  Expenses related to the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy, proxy statement, and return envelopes, the handling and tabulation of proxies received, will be borne by the Corporation, and the cost thereof is estimated at approximately $15,000. Officers, directors, and regular employees of the Corporation may solicit proxies personally, by telephone or otherwise, from some shareholders, if proxies are not promptly received, for which they will not receive additional compensation. Charges of banks, brokers, and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary, may be reimbursed by the Corporation. It is estimated that costs will be nominal.

																									 1995 SHAREHOLDER PROPOSALS
  Shareholders who intend to submit a proposal to be presented at the next annual meeting, which if appropriate, will be included in the Corporation's next annual Proxy Statement, must submit a concise written text of the proposal and the reasons therefore to the Secretary at the executive offices on or before November 12, 1994.

																			MATTERS TO BE ACTED UPON AT THE MEETING
  As the notice of the meeting indicates, the following are the matters to be acted upon at the meeting:
      1. Six directors will be elected at the meeting to hold office, subject to the Corporation by-laws, until the next annual meeting of shareholders or until their respective successors have qualified.
      2. Independent auditors for the Corporation and its wholly owned subsidiaries will be proposed for ratification.
      3. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Management does not intend to bring any other matters before the meeting, and does not know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, or any adjournments or postponements thereof, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

														OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
  The holders of Common Stock of the Corporation of record at the close of business February 21, 1994, will be entitled to vote on all matters at the meeting.  Each holder of Common Stock will be entitled to one vote for each share of stock so held.  Election of directors will be held in conformity with the by-laws of the Corporation.  Every shareholder entitled to vote shall have cumulative voting rights without prior notice entitling the shareholder to as many votes as are equal to the number of shares he owns multiplied by the number of directors to be elected, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates.
  The number of outstanding shares of common stock is 43,746,711.  The presence, in person or by proxy, of at least 21,873,356 shares will constitute a quorum.
  The following persons are known by the Corporation to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on February 18, 1994.

     Name and Address             Amount and Nature          Percent
           of                       of Beneficial               of
     Beneficial Owner                Ownership                Class
     Sigfried Weis                 14,828,592  (1) (6)         33.9
      c/o Weis Markets, Inc.
      1000 South Second Street
      Sunbury, PA 17801

    Robert F. Weis                 12,818,465  (2) (7)         29.3
      c/o Weis Markets, Inc.
      1000 South Second Street
      Sunbury, PA 17801

    Charles B. Degenstein           9,202,721  (3) (6)         21.0
      c/o Weis Markets, Inc.
      1000 South Second Street
      Sunbury, PA 17801

    Ellen W. P. Wasserman           3,839,424  (4)              8.8
      c/o Weis Markets, Inc.
      1000 South Second Street
      Sunbury, PA 17801

    Mellon Bank N.A.               17,164,860  (5) (6) (7)     39.2
      Mellon Bank Center
      Philadelphia, PA 19102

1.Of the total of 14,828,592 shares listed, Sigfried Weis has sole voting and investment power as to 2,633,195 shares and shared voting and investment power as to 12,195,397 shares. Janet C. Weis, wife of Sigfried Weis, owns in her own right 413,919, and jointly owns 3,014,970 shares with Sigfried Weis, which together is 7.8% of the total common shares outstanding.
2.Of the total of 12,818,465 shares listed, Robert F. Weis has sole voting and investment power as to all.
3.Of the total of 9,202,721 shares listed, Charles B. Degenstein has shared voting and investment power as to all.
4.Of the total of 3,839,424 shares listed, Ellen W. P. Wasserman has sole voting and investment power as to all.
5.Of the total of 17,164,860 shares listed, Mellon Bank N.A. has sole voting power as to 767,459 shares and shared voting power as to 9,458,960. 6.Includes 1,717,705 shares held in the Residuary Trust of Sigmund Weis, deceased, 3,798,427 shares held under six Deeds of Trust, 2,435,497 held in the Marital Trust and 1,228,798 shares held in the Residuary Trust of Claire Elizabeth Degenstein. Mellon Bank N.A., Sigfried Weis, and Charles
  B. Degenstein, are co-trustees, sharing voting and investment power as to all.
7.Includes 6,649,087 shares held in trust under the Will of Harry Weis, deceased, with Mellon Bank N.A. and Robert F. Weis as co-trustees. Robert
  F. Weis has sole voting and investment power as to all.

																												ELECTION OF DIRECTORS
  The following is a concise statement of information concerning directors proposed by the Corporation as nominees, together with certain other information with respect to such nominees:
                                                          Shares of Stock
                                                              of the
                            Period                         Corporation          Percent
                              of         Principal      Beneficially Owned						  of
    Name            Age  Directorship    Occupation    on February 18, 1994      Class
Sigfried Weis       78      1947          President         14,828,592           33.9
                           to date

Robert F. Weis      74      1947        Vice President-     12,818,465           29.3
                           to date        Treasurer

Micheal C. Rheam    74      1961        Special Projects       170,704              *
                           to date         Coordinator

Norman S. Rich      56      1991        Vice President-         21,373              *
                           to date        Secretary

Peter M. Sacerdote  56      1977        Limited Partner,            **              *
                           to date      Goldman, Sachs &
                                             Co.

Richard E. Shulman  54      1994           President,                0              *
                           to date      Industry Systems
                                        Development Co.

All 12 Directors and                                         27,874,28           63.7
Officers as a Group

*  Owns less than 1% of class.
** Mr. Sacerdote is restricted from owning shares of the Corporation's stock as a Limited Partner of Goldman, Sachs & Co.

  Sigfried Weis. Mr. Weis has been employed by the Corporation since 1938. Mr. Weis has served as President since 1961 and as a member of the Board of Directors of the Corporation since 1947. Mr. Weis serves as Chairman of the Geisinger Foundation.

  Robert F. Weis. Mr. Weis has been employed by the Corporation since 1946. Mr. Weis has served as Vice President-Treasurer since 1961 and as a member of the Board of Directors of the Corporation since 1947. Mr. Weis serves as a member of the Board of Trustees of the Sunbury Community Hospital.

  Micheal C. Rheam. Mr. Rheam has been employed by the Corporation since 1955. Mr. Rheam served as Vice President-Secretary from 1961 through April 5, 1992, at which time he retired as Vice President-Secretary of the Corporation and became Special Projects Coordinator for the Corporation. Mr. Rheam has been a member of the Board of Directors of the Corporation since 1961, but does not receive any remuneration for his services as a director.

  Norman S. Rich. Mr. Rich has been employed by the Corporation since 1964. Mr. Rich served as Vice President-Store Operations from 1980 until April 5, 1992, when he became Vice President-Secretary of the Corporation. Mr. Rich has been a member of the Board of Directors of the Corporation since 1991.

  Peter M. Sacerdote. Mr. Sacerdote served as a partner of Goldman, Sachs & Co. until 1991. During 1991 Mr. Sacerdote became a Limited Partner of Goldman, Sachs & Co. Mr. Sacerdote has been a member of the Board of Directors since 1977.

   Richard E. Shulman. Mr. Shulman was selected by the Board of Directors of the Corporation to fill the vacancy of Director Charles H. Watts, II. Mr. Shulman serves as President of Industry Systems Development Corp., a consulting firm. He has expertise in the business of supermarket chains, food wholesalers and technology companies. Mr. Shulman also serves as a director of Mayfair Supermarkets, Inc.

  The Corporation's Board held four meetings during 1993. Charles H. Watts,II and Peter M. Sacerdote attended all of the Corporation's Board of Directors meetings, for which they each were paid $3,800 for each meeting attended which is the standard annual compensation for non-executive directors of the Corporation. All other directors attended 100% of the meetings without remuneration. Mr. Rheam received the sum of $191,986, for service in his capacity as Special Projects Coordinator for the Corporation during 1993.

  The Audit Committee, during fiscal year 1993, was composed of Charles H. Watts, II, Chairman, and Peter M. Sacerdote. Charles H. Watts, II and Peter
M. Sacerdote attended the three Audit Committee Meetings held during 1993 and each were paid $700 for each meeting attended. Richard E. Shulman has replaced Charles H. Watts, II on the Audit Committee for the year 1994. The Audit Committee acts independently to review the scope and results of the independent auditors' engagement and reviews the adequacy of the Corporation's internal accounting controls.

  The Corporation believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the person named in the accompanying form of proxy or their substitutes will vote for the election of these nominees (unless specifically instructed to the contrary). However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons in the proxy or their substitutes shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees. The Corporation has no nominating committee.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  The following immediate family relationships exist between members of the Compensation Committee and other individuals set forth in this Proxy Statement. Sigfried Weis and Janet Weis are married and own in excess of 5% of the common stock of the Corporation. Robert F. Weis and Ellen W.P. Wasserman are brother and sister; both owning in excess of 5% of the common stock of the Corporation. Sigfried Weis is a cousin of Robert F. Weis and Ellen W.P. Wasserman. During the last fiscal year, Sigfried Weis and Robert
F. Weis served as Corporate Officers, Directors and members of the Compensation Committee. Sigfried Weis and Robert F. Weis are current Nominees for Election as Directors. Sigfried Weis and Robert F. Weis do not participate in any decisions involving their individual salaries or performance.

        BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  The Compensation Committee of the Board of Directors ("the Committee") was Composed of Messrs. Sigfried Weis, Robert F. Weis, Charles H. Watts, II and Peter M. Sacerdote during fiscal year 1993. The Committee is responsible for developing policies and makes specific recommendations about compensation of officers, including Sigfried Weis and Robert F. Weis. The Compensation Committee held one meeting during the year 1993. Richard E. Shulman has replaced Charles H. Watts, II as a member of the Committee for the year 1994.

  The Committee recognizes the fact that the Corporation is engaged in a highly competitive industry. The Committee believes that it is essential for the Corporation's continued success, that the Corporation be able to attract and retain qualified executives. To achieve this objective, the Committee has designed its executive compensation program based upon three key factors. In the case of the President and Vice President-Treasurer of the Corporation and the other executive officers, the Committee gives equal weight to each of the three factors.

  First, the Committee evaluates the operating performance of the Corporation recognizing the need to apply a pay-for-performance test so that compensation awards are related to increasing stockholder value. The Committee recognizes the fact that during the most recent fiscal year the total return of the Common Stock of the corporation has improved in comparison to the return of other companies within its peer group. It is noted that the price per share for the common stock of the Corporation increased by 7.4% and the Board of Directors increased the quarterly dividend.

  Second, the Committee evaluates the attainment of planned objectives throughout the course of employment with particular attention to the most recent fiscal year. The specific planned objectives during the most recent fiscal year involved four goals that were met by the President and the Vice President-Treasurer of the Corporation along with the other executive officers.

These goals are summarized as follows:

   Enhance the profitability of the Corporation.
   Increase the market share of the Corporation.
   Enlarge the distribution center to provide for continued future store expansion.
   Improve technology for enhanced customer service and increased employee productivity.

  Third, the Committee makes a subjective evaluation of the performance of the President, the Vice President-Treasurer and the other executive officers by examining their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Corporation in the industry.

  Respectively submitted by the Executive Compensation Committee,

              Sigfried Weis                       Robert F. Weis
              Charles H. Watts, II                Peter M. Sacerdote

  The table below sets forth, with respect to the last three completed fiscal years, the compensation of the President, Vice President-Treasurer and the most highly compensated executive officers of the Corporation. The determination as to which executive officers to include in the table is based upon total annual salary and bonus exceeding $100,000 in the last completed fiscal year.

                             SUMMARY COMPENSATION TABLE
                                                                  Long Term
                                                                 Compensation
                                      Annual Compensation           Awards
                                                    Other Annual                  All Other
   Name and Principal               Salary   Bonus  Compensation   Options /    Compensation
      Position              Year     ($)      ($)       ($)         SARs (#)        ($)
Sigfried Weis               1993   460,000       -        -                 -      8,985
  President                 1992   460,000       -        -                 -      8,792
                            1991   460,000       -        -                 -      8,815

Robert F. Weis              1993   460,000       -        -                 -      8.948
  Vice President-           1992   460,000       -        -                 -      8,748
  Treasurer                 1991   460,000       -        -                 -      8,769

Norman S. Rich              1993   188,750   5,462    4,500       1,000/1,500      7,558
  Vice President-           1992   160,415   2,469        -       1,000/1,500      5,946
  Secretary                 1991   125,980   1,459        -            /1,500      5,041

Walter B. Bruce             1993   101,667   1,601    2,400            /1,000      4,269
  Vice President-           1992    98,000   1,548       -          750/  800      3,788
  Private Label             1991    97,284   1,532       -             /  800      3,879  1     4     2

William R. Mills            1993    97,083   4,021    1,500            /  700      3,635
  Vice President-           1992    78,452       -        -       1,000/  500          -
  Finance                   1991         -       -        -                 -          -


  The Other Annual Compensation category listed above consists of payments on stock appreciation rights. The All Other Compensation category consists of the vested benefits in the profit sharing and employees stock ownership plans.

  Stock Appreciation Rights. The Corporation maintains a Stock Appreciation Rights program for certain officers and other key executives. Under this program, participants are granted rights equivalent to shares of Corporation stock. The rights expire at a predetermined date, at which time the value of any appreciation from the original date of issue is paid in cash to the participant. No stock is distributed to the participant and there are no plan provisions for reload or tax-reimbursement features.

  Stock Options. The Corporation has an Incentive Stock Option Plan. Under the terms of the plan, options are granted for shares of the Corporation's common stock based on the market value at the date of grant. There are no plan provisions for reload or tax-reimbursements features. The following table contains all material information concerning the grant of stock options and stock appreciation rights to the President, Vice President-Treasurer and the most highly compensated officers of the Corporation whose total compensation exceeded $100,000 in the fiscal year ended December 25, 1993.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                      Potential Realizable
                                                                        Value at Assumed
                                                                        Annual Rates of
                                                                           Stock Price
                                                                        Appreciation for
                       Individual Grants                                  Option Terms
                  Number of      % of Total
                  Securities    Options/SARs    Exercise
                  Underlying    Granted to       or Base
                 Options/SARs   Employees in     Price    Expiration
     Name        Granted (#)    Fiscal Year    ($/Share)     Date       5% ($)    10% ($)
Norman S. Rich     1,000           66.7          24.250    4/06/2002    15,251    38,648
                   1,500            8.6          27.875    9/01/1994     2,091     4,181

Walter B. Bruce        -              -               -            -         -         -
                   1,000            5.7          27.875    9/01/1994     1,394     2,788

William R. Mills       -              -               -            -         -         -
                     700            4.0          27.875    9/01/1994       976     1,951

  The following table contains information concerning the exercised, exercisable and unexercised stock options and stock appreciation rights as of the end of the fiscal year with regard to the President and the most highly compensated officers of the Corporation whose total compensation exceeded $100,000 in the fiscal year ended. The closing price of the stock at the fiscal year end was $27.375.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES
                                                             Number of
                                                            Securities         Value of
                                                            Underlying       Unexercised
                                                           Unexercised      In-the-Money
                                                           Options/SARs     Options/SARs
                                                           at FY-End (#)    at FY-End ($)

                          Shares Acquired      Value        Exercisable/    Exercisable/
    Name          Type    on Exercise (#)   Realized ($)   Unexercisable   Unexercisable
Norman S. Rich   Options        -                -          2,000/    0     5,375/    0
                    SARs        -                -              0/1,500         0/    0

Walter B. Bruce  Options        -                -            750/    0       469/    0
                    SARs        -                -              0/1,000         0/    0

William R. Mills Options        -                -          1,000/    0       625/    0
                    SARs        -                -              0/  700         0/    0

																															RETIREMENT PLANS
  Pension.  The Corporation maintains, at its sole expense, trusteed non-contributory defined benefit Pension Plan covering substantially all full-time employees.  The purpose of the Pension Plan is to provide income after retirement.  Substantially all full-time employees will enter the
Pension Plan on the first day of January following completion of six months of continuous service and attainment of age 20 1/2.  Participation in the
Plan is automatic upon meeting eligibility requirements as provided in the plan document. The table which follows shows the estimated annual benefits payable based upon retirement at age 65 or older for the participant's lifetime.  An actuarial discount is applied for retirement before age 65.

                            PENSION PLAN TABLE
                              Years of Service
  Remuneration       10      15      20      25      30      35      40
  $10,000         $  840  $1,260  $1,680  $2,100  $2,520  $2,940  $3,360
   14,000            840   1,260   1,680   2,100   2,520   2,940   3,360
   18,000          1,066   1,599   2,132   2,665   3,193   3,198   3,360
   22,000          1,413   2,119   2,825   3,532   4,238   4,238   4,238
   26,000          1,759   2,639   3,519   4,398   5,278   5,278   5,278
   30,000          2,106   3,159   4,212   5,265   6,318   6,318   6,318
   34,000          2,453   3,679   4,905   6,132   7,358   7,358   7,358

  The maximum remuneration used in calculating benefits is $34,000 for all participants. The Executive Officers named in the cash compensation table had credited years of service as of February 18, 1994, as follows: Sigfried Weis, 55 years; Robert F. Weis, 47 years; Norman S. Rich, 29 years, Walter B. Bruce, 17 years, William R. Mills, 2 years. Benefits are computed by an independent actuarial firm using straight-life annuity amounts. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

  Supplemental Retirement Plan. The Corporation maintains a supplemental retirement plan for certain of its officers. The benefits are determined through actuarial calculations dependent on the age of the recipient. The benefit payable on an annual basis to Sigfried Weis and Robert F. Weis, as executive officers, would be $317,090 and $199,760, respectively, if they retired as of the date of this Proxy.

  Profit Sharing Plan. The Corporation maintains, at its sole expense, a Profit Sharing Plan for certain salaried employees, store management and administrative support personnel. The purpose of the Plan is to enhance employee opportunities for their dedication and loyal service to the Corporation. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The contribution is allocated among the various plan participants in relationship to their compensation and years of service. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation. Shares are distributed among participants upon reaching the applicable retirement age.

  Employee Stock Ownership Plan. The Corporation maintains, at its sole expense, an Employee Stock Ownership Plan for certain salaried employees.
The purpose of the Employee Stock Ownership Plan is to give eligible employees the pride of ownership in the Corporation. Eligible employees become participants at the beginning of the plan year following the two year anniversary date of their employment, subject to break in service provisions. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The entire contribution is applied toward the purchase of the Corporation's stock and is distributed among participant accounts in relationship to their compensation. Every participant is fully vested. Shares are distributed among participants upon reaching the applicable retirement age.

  There are no recent material amendments to the Profit Sharing or Stock Ownership Plans. However, the Corporation froze the accrued benefits under the Pension Plan effective March 15, 1994 and announced the intent to implement a 401-K Savings/Retirement Plan in its place. The Corporation pays for all of the expenses associated with the administration of the plans.

                         SHAREHOLDER RETURN PERFORMANCE
  The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Retail Grocery Stores Industry, (Peer Group), provided by Value Line, Inc., for the period of five fiscal years. The graph depicts $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Weis Markets, Inc., common stock, S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS

                ** THIS AREA CONTAINS THE GRAPH DESCRIBED ABOVE **
                 ** THE CHART BELOW SHOWS THE DOLLARS GRAPHED **


                    1988    1989     1990     1991     1992     1993
 Weis Markets      100.00  108.09   111.33    95.40   100.80   106.93
 S&P 500           100.00  131.49   127.32   166.21   179.30   197.23
 Peer Group        100.00  126.56   137.95   179.31   206.77   210.29


  The following line graph, generated from information provided by Value Line, Inc., compares net income as a percentage of sales, between the Corporation and its Peer Group. This graph highlights the ability of management to generate more income per sale than the average grocery chain over the years, thus increasing net worth for its shareholders.

                    COMPARATIVE TEN-YEAR INCOME PERCENTAGES

																** THIS AREA CONTAINS THE GRAPH DESCRIBED ABOVE **
                  ** THE CHART BELOW SHOWS THE DOLLARS GRAPHED **
 			** THE CHART WAS NOT INCLUDED IN THE PROXY SENT TO THE SHAREHOLDERS **

                1984   1985   1986   1987   1988   1989   1990   1991   1992   1993
 Weis Markets   5.62%  5.77%  5.91%  5.92%  6.73%  6.95%  6.97%  6.82%  6.23%  5.64%
 Peer Group     1.21%  1.47%  1.30%  0.94%  0.59%  0.94%  0.88%  1.32%  1.27%  0.92%


                               APPROVAL OF AUDITORS
  Upon the recommendations of the Audit Committee, consisting of Directors Watts and Sacerdote, the Board of Directors of the Corporation has appointed KPMG Peat Marwick, independent certified public accountants, to audit the accounts of the Corporation for the fiscal year 1994 and proposed that the shareholders approve this selection at the annual meeting. KPMG Peat Marwick has been auditing the accounts of the Corporation for the past eleven years. No representatives of KPMG Peat Marwick will be present at the meeting of shareholders.




                          By order of the Board of Directors


                          NORMAN S. RICH
                          Secretary of the Corporation

Dated: March 18, 1994